                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              MEDIAONE GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                  84-0926774
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                            188 INVERNESS DRIVE WEST
                            ENGLEWOOD, COLORADO 80112
                    (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b)of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to Section 12(g)of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:           333-88713
                                                                               -----------------------------
                                                                                      (if applicable)

Securities to be registered pursuant to Section 12(b)of the Act:

           Title of Each Class             Name of Each Exchange on Which
            To Be Registered               Each Class Is To Be Registered
            ----------------               ------------------------------

      Premium Income Exchangeable          New York Stock Exchange, Inc.
   Securities of MediaOne Group, Inc.


Securities to be registered pursuant to Section 12(g) of the Act:          None

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

For a full description of the Premium Income Exchangeable Securities ("PIES") of MediaOne Group, Inc. ("MediaOne Group"), reference is made to (i) the information contained under the caption "Description of Debt Securities" in the prospectus (the "Prospectus") dated October 20, 1999, which forms part of the Registration Statement on Form S-3 (File No. 333-88713), filed by MediaOne Group with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which Registration Statement was declared effective on October 20, 1999 (the "Registration Statement") and (ii) the information contained under the caption "Description of the PIES" in the Prospectus Supplement (the "Prospectus Supplement") to the Prospectus covering the PIES, filed with the Securities and Exchange Commission on October 25, 1999 under Rule 424(b)(2). The information contained in the Prospectus Supplement, the Prospectus and the Registration Statement are incorporated herein by reference.

ITEM 2.    EXHIBITS

      EXHIBIT
      NUMBER                             DESCRIPTION
      -------                            -----------

        2-A Form of Indenture between MediaOne Group, Inc. and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.A to MediaOne Group's Registration Statement No. 33-62451).

        2-B          Form of Supplemental Indenture between MediaOne Group, Inc.
                     and The First National Bank of Chicago, as Trustee (incorporated by reference to Exhibit 4.B to MediaOne Group's Registration Statement No.
                     33-62451).

        2-C Form of Fourth Supplemental Indenture between MediaOne Group, Inc. and Bank One Trust Company, NA, as Trustee (incorporated herein by reference to Exhibit 4-A to MediaOne Group's Current Report on Form 8-K, dated October 27, 1999, File No. 1-8611).

        2-D Form of PIES (incorporated herein by reference to Exhibit 4-B to MediaOne Group's Current Report on Form 8-K, dated October 27, 1999, File No. 1-8611).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 27, 1999                         MEDIAONE GROUP, INC.


                                                By:  /s/ Stephen E. Brilz
                                                   ----------------------------
                                                     Name: Stephen E. Brilz
                                                     Title: Assistant Secretary


                                       3